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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2007, the Company entered into a Securities Purchase Agreement with High Country Tek, Inc., a privately-held California corporation (“HCT”), pursuant to which it acquired on such date 1,183,847 newly-issued shares of Series B Convertible Preferred Stock of HCT for $1.68941 per share, for a total purchase price of $2 million. In addition, on November 30, 2007, the Company purchased 500,000 shares of HCT common stock from certain shareholders of HCT for $0.75 per share, for a total purchase price of $375,000. As a result of these purchases, the Company owns approximately 35% of the outstanding shares of common stock of HCT and all of the shares of Series B Preferred Convertible Stock. HCT also has 909,450 shares of Series A Preferred Stock outstanding. The Company will have the right to designate one board member to HCT’s four member board of directors.

HCT is in the business of developing, manufacturing and distributing modular, microprocessor-based software and ruggedized hardware for mobile equipment, used in construction, agriculture, mining, transportation and other industries HCT sells over 20 proprietary products, and a number of additional products to customer designs and specifications via the Company’s contract manufacturing services business, to over 100 accounts in the United States, Canada, and Europe. Products are distributed through more than 20 distribution channels.

HCT was incorporated in California on July 6, 1983. Its principal executive office is located at 208 Gold Flat Court, Nevada City, CA.

The Company views HCT as an attractive strategic investment opportunity, adding products, sales personnel and system integration capability that complement the Company’s business strategy, enabling the Company to get closer to its customers and better understand their electro-hydraulic system requirements.

On November 30, 2007, the Company also entered into option agreements with the holders of approximately 90% of the outstanding securities of HCT not owned by the Company, which will enable the Company, at its sole option, to purchase all of the HCT securities held by such persons in 2010, following the delivery to the Company of audited financial statements of HCT for 2009. The purchase price for such securities under the option agreements will be based on a value for HCT to be determined by a formula based upon HCT’s 2009 revenues and earnings before interest, taxes, depreciation and amortization, as described in the Securities Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Securities Purchase Agreement between Sun Hydraulics Corporation and High Country Tek, Inc., dated November 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated: December 3, 2007